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                                                                    EXHIBIT 23.3




                                     CONSENT


         I, Lloyd E. Campbell, do hereby consent, pursuant to Rule 438 under the Securities Act of 1933, as amended (the "Act"), to be identified in that certain Registration Statement on Form S-3 (the "Registration Statement") in the form as proposed to be filed by Spartech Corporation, a Delaware corporation, with the Securities and Exchange Commission under the provisions of the Act on or about March 12, 2002, and to the inclusion of the statements made in reference to me under the captions "Management" and "Principal and Selling Stockholders," which are a part of such Registration Statement.

         IN WITNESS WHEREOF, I have executed this consent as of the 11th day of March, 2002.

                                                /s/ Lloyd E. Campbell
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                                        Lloyd E. Campbell